Exhibit No. 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                           Due Period  9/30/2002
                                                   Determination Date 10/22/2002
                                                    Distribution Date 10/25/2002


I   Available in Certificate Account

    Principal collected on Mortgage Loans                         30,035,765.50
    All Liquidation Proceeds with respect to Principal                     0.00
    Recoveries on previously Liquidated Mortgages
     with respect to Principal                                             0.00
    Principal portion of Purchase Price on
     Repurchased Mortgage Loans                                            0.00
    Substitution Adjustment with respect to Principal                      0.00
                                                                  -------------

          Principal Distribution Amount                           30,035,765.50

    Interest collected on Mortgage Loans                           6,370,832.26
    Interest portion of Purchase Price on
     Repurchased Mortgage Loans                                            0.00
    Recoveries on previously Liquidated Mortgages
     with respect to Interest                                              0.00
    Substitution Adjustment with respect to Interest                       0.00
    Master Servicer Monthly Advances (net of
     Compensating Interest)                                        1,375,241.03
    Reimbursement of previous months Servicer Advances              -483,844.20
    Compensating Interest                                              6,561.23
    Investment Earnings on Certificate Account                             0.00
                                                                  -------------

          Interest Remittance Amount                               7,268,790.32

    Amount not Required to be deposited                                    0.00

          Total available in the Certificate Account              37,304,555.82

II  Distributions                               Per $ 1,000           Amount
                                                -----------       -------------

 1. Aggregate Class AF -1A Distribution         71.95086334        7,865,668.38

 2. Aggregate Class AF-1B Distribution          72.57904293        7,135,245.71

 3. Aggregate Class A-2 Distribution             3.80833338          257,938.42

 4. Aggregate Class A-3 Distribution             4.32500000          296,651.75

 5. Aggregate Class A-4 Distribution             4.97500000          249,695.25

 6. Aggregate Class A-5 Distribution             5.59166677          174,515.92

 7. Aggregate Class A-6 Distribution             5.16666674          244,176.67

 8. Aggregate Class A-7 Distribution            34.88676218        7,849,521.49

 9. Aggregate Class MF-1 Distribution            5.47500000          195,293.25

10. Aggregate Class MF-2 Distribution            5.88333333          198,209.50

11. Aggregate Class BF Distribution              6.21666654          160,141.33

12. Aggregate Class AV Distribution             49.30424577        8,481,809.40

13. Aggregate Class MV-1 Distribution            2.09479139           28,216.84

14. Aggregate Class MV-2 Distribution            2.55312500           27,778.00

15. Aggregate Class BV Distribution              3.09479155           33,702.28

16. Aggregate Class X-IO Distribution            0.00000000        3,404,891.57

17. Aggregate Class R Distribution                                         0.00

18. Aggregate Master Servicer Distribution                           701,100.06
                                                                  -------------
             Total Distributions =                                37,304,555.82

III Certificate Class Balances                  Factor %              Amount
                                              ------------       ---------------

    Opening Senior Class A Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group I
    Certificates:

       (a)  Class AF-1A                        49.29314982%       53,887,271.38
       (b)  Class AF-1B                        49.29314982%       48,460,095.59
       (c)  Class A-2                         100.00000000%       67,730,000.00
       (d)  Class A-3                         100.00000000%       68,590,000.00
       (e)  Class A-4                         100.00000000%       50,190,000.00
       (f)  Class A-5                         100.00000000%       31,210,000.00
       (g)  Class A-6                         100.00000000%       47,260,000.00
       (h)  Class A-7                          77.72618342%      174,883,912.69
                                                                 --------------
                                                                 542,211,279.66

    Opening Subordinated Class MF & BF
    Certificate Balances as reported in
    prior Monthly Master Servicer Report
    for Group I Certificates:

       (a)  Class MF-1                        100.00000000%       35,670,000.00
       (b)  Class MF-2                        100.00000000%       33,690,000.00
       (c)  Class BF                          100.00000000%       25,760,000.00
                                                                  -------------
                                                                  95,120,000.00

    Opening Senior Class AV Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group II
    Certificates:

       (a)  Class AV                           73.30267865%      126,102,598.09

    Opening Subordinated Class MV & BV
    Certificate Balances as reported in
    prior Monthly Master Servicer Report
    for Group II Certificates:

       (b)  Class MV-1                        100.00000000%       13,470,000.00
       (c)  Class MV-2                        100.00000000%       10,880,000.00
       (d)  Class BV                          100.00000000%       10,890,000.00
                                                                 --------------
                                                                 161,342,598.09

IV  Principal Distribution Amount

1(a). Basic Principal Amount                           No.            Amount
                                                      -----       -------------
       (a)  Stated principal collected                             2,009,221.18
       (b)  Principal Prepayments                      266        28,026,544.32
       (c)  Liquidation Proceeds                                           0.00
       (d)  Repurchased Mortgage Loans                   0                 0.00
       (e)  Substitution Adjustment related
            to Principal                                                   0.00
       (f)  Recoveries on previously
            Liquidated Mortgages
            with respect to Principal                                      0.00
                                                                  -------------
           Total Principal Distribution                           30,035,765.50

1(b). Subordination Increase Amount                                   29,432.93

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                                  Per $ 1,000
                                                  -----------
       1. Class AF-1A                          71.14830928         7,777,933.17
       2. Class AF-1B                          71.14830923         6,994,590.28
       3. Class A-2                             0.00000000                 0.00
       4. Class A-3                             0.00000000                 0.00
       5. Class A-4                             0.00000000                 0.00
       6. Class A-5                             0.00000000                 0.00
       7. Class A-6
          (a) Class A-6 Lockout Percentage                                 0.00%
          (b) Class A-6 Lockout Distribution
              Amount                            0.00000000                 0.00
       8. Class A-7                            31.25306311         7,031,939.20

2(b). Class MF & BF Principal Distribution
      Amount Group I Certificates:

       1. Class MF-1                            0.00000000                 0.00
       2. Class MF-2                            0.00000000                 0.00
       3. Class BF                              0.00000000                 0.00

2(c). Class AV Principal Distribution Amount
      Group II Certificates:

       1. Class AV                             48.01915817         8,260,735.78

2(d). Class AV Principal Distribution Amount
      Group II Certificates:

       1.  Class MV-1                           0.00000000                 0.00
       2.  Class MV-2                           0.00000000                 0.00
       3.  Class BV                             0.00000000                 0.00

2(e) Class M Applied Realized Loss for Group
     I Certificates:

       1.  Class MF-1                           0.00000000                 0.00
       2.  Class MF-2                           0.00000000                 0.00
       3.  Class BF                             0.00000000                 0.00

2(f) Class B Applied Realized Loss for Group
     II Certificates:

       1.  Class MV-1                           0.00000000                 0.00
       2.  Class MV-2                           0.00000000                 0.00
       3.  Class BV                             0.00000000                 0.00

                                                Factor %             Amount
                                              ------------       --------------

    Ending Senior Class A Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group I
    Certificates:

       (a)  Class AF-1A                        42.17831889%       46,109,338.21
       (b)  Class AF-1B                        42.17831890%       41,465,505.31
       (c)  Class A-2                         100.00000000%       67,730,000.00
       (d)  Class A-3                         100.00000000%       68,590,000.00
       (e)  Class A-4                         100.00000000%       50,190,000.00
       (f)  Class A-5                         100.00000000%       31,210,000.00
       (g)  Class A-6                         100.00000000%       47,260,000.00
       (h)  Class A-7                          74.60087711%      167,851,973.49
                                                                 --------------
                                                                 520,406,817.01

    Ending Subordinated Class MF & BF
    Certificate Balances after
    distributions of principal in this
    Monthly Master Servicer Report Group
    I Certificates:

       (a)  Class MF-1                        100.00000000%       35,670,000.00
       (b)  Class MF-2                        100.00000000%       33,690,000.00
       (c)  Class BF                          100.00000000%       25,760,000.00
                                                                  -------------
                                                                  95,120,000.00

    Ending Senior Class AV Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group II
    Certificates:

       (a)  Class AV                           68.50076284%      117,841,862.31

    Ending Subordinated Class MV & BV
    Certificate Balances after distributions of principal in this Monthly Master
    Servicer Report for Group II
    Certificates:

       (b)  Class MV-1                        100.00000000%       13,470,000.00
       (c)  Class MV-2                        100.00000000%       10,880,000.00
       (d)  Class BV                          100.00000000%       10,890,000.00
                                                                 --------------
                                                                 153,081,862.31

V   Interest Distribution Amount

    Fixed Rate Certificates

       (b)  Fixed Rate Certificates applicable Pass-Through Rate

            1.  Class AF-1A                        1.95375%
            2.  Class AF-1B                        3.48300%
            3.  Class A-2                          4.57000%
            4.  Class A-3                          5.19000%
            5.  Class A-4                          5.97000%
            6.  Class A-5                          6.71000%
            7.  Class A-6                          6.20000%
            8.  Class A-7                          5.61000%
            9.  Class MF-1                         6.57000%
            10. Class MF-2                         7.06000%
            11. Class BF                           7.46000%

    Variable Rate Certificates

       (b)  LIBOR Rate                             1.81375%

            1. Class AV                            2.10375%
            2. Class MV-1                          2.51375%
            3. Class MV-2                          3.06375%
            4. Class BV                            3.71375%


    INTEREST REMITTANCE AMOUNT

            1. Interest collected on
               Mortgage Loans                 6,370,832.26
            2. Interest advanced on
               Mortgage Loans                   891,396.83
            3. Compensating Interest on
               Mortgage Loans                     6,561.23
            4. Substitution Adjustment
               interest                               0.00
            5. Purchase Price interest on
               repurchased accounts                   0.00
            6. Liquidation Proceeds interest
               portion                                0.00
            7. Recoveries on previously
               Liquidated Mortgages with
               respect to Interest                    0.00

                    TOTAL INTEREST REMITTANCE
                      AMOUNT                                       7,268,790.32

    Current Interest Requirement

            1.  Class AF-1A @ applicable
                Pass-Through Rate                                     87,735.21
            2.  Class AF-1B @ applicable
                Pass-Through Rate                                    140,655.43
            3.  Class A-2 @ applicable
                Pass-Through Rate                                    257,938.42
            4.  Class A-3 @ applicable
                Pass-Through Rate                                    296,651.75
            5.  Class A-4 @ applicable
                Pass-Through Rate                                    249,695.25
            6.  Class A-5 @ applicable
                Pass-Through Rate                                    174,515.92
            7.  Class A-6 @ applicable
                Pass-Through Rate                                    244,176.67
            8.  Class A-7 @ applicable
                Pass-Through Rate                                    817,582.29
            9.  Class MF-1 @ applicable
                Pass-Through Rate                                    195,293.25
            10. Class MF-2 @ applicable
                Pass-Through Rate                                    198,209.50
            11. Class BF @ applicable
                Pass-Through Rate                                    160,141.33
            12. Class AV @ applicable
                Pass-Through Rate                                    221,073.62
            13. Class MV-1 @ applicable
                Pass-Through Rate                                     28,216.84
            14. Class MV-2 @ applicable
                Pass-Through Rate                                     27,778.00
            15. Class BV @ applicable
                Pass-Through Rate                                     33,702.28

    Interest Carry Forward Amount

            1.  Class AF-1A                           0.00
            2.  Class AF-1B                           0.00
            3.  Class A-2                             0.00
            4.  Class A-3                             0.00
            5.  Class A-4                             0.00
            6.  Class A-5                             0.00
            7.  Class A-6                             0.00
            8.  Class A-7                             0.00
            9.  Class MF-1                            0.00
            10. Class MF-2                            0.00
            11. Class BF                              0.00
            12. Class AV                              0.00
            13. Class MV-1                            0.00
            14. Class MV-2                            0.00
            15. Class BV                              0.00
            16. Class X-IO                            0.00

    Certificates Interest Distribution Amount

                                               Per $ 1,000
                                               -----------
            1.  Class AF-1A                     0.80255406            87,735.21
            2.  Class AF-1B                     1.43073370           140,655.43
            3.  Class A-2                       3.80833338           257,938.42
            4.  Class A-3                       4.32500000           296,651.75
            5.  Class A-4                       4.97500000           249,695.25
            6.  Class A-5                       5.59166677           174,515.92
            7.  Class A-6                       5.16666674           244,176.67
            8.  Class A-7                       3.63369907           817,582.29
            9.  Class MF-1                      5.47500000           195,293.25
            10. Class MF-2                      5.88333333           198,209.50
            11. Class BF                        6.21666654           160,141.33
            12. Class AV                        1.28508760           221,073.62
            13. Class MV-1                      2.09479139            28,216.84
            14. Class MV-2                      2.55312500            27,778.00
            15. Class BV                        3.09479155            33,702.28
                                                                   ------------
                                                                   3,133,365.76


VI  Credit Enhancement Information

                                                  Group I         Group II          Total
                                               -------------    ------------    -------------
       (a)  Senior Enhancement Percentage              16.78%          25.95%           42.73%

       (b)  Overcollateralization Amount:

          1. Opening Overcollateralization
             Amount                            12,683,784.02    7,461,499.72    20,145,283.74
          2. Ending Overcollateralization
             Amount                            12,683,784.02    7,461,499.72    20,145,283.74
          3. Targeted Overcollateralization
             Amount                            12,683,784.02    7,461,499.72    20,145,283.74
          4. Subordination Deficiency                   0.00            0.00             0.00
          5. Overcollateralization Release
             Amount                                     0.00            0.00             0.00

VII Trigger Information

       1. (a) 60+ Delinquency  Percentage             4.19%             7.13%
          (b) Delinquency Event in effect
              (Group I > 50% or Group II > 40%) ?       NO                NO

       2. (a) Cumulative Loss Percentage              0.03%             0.00%
          (b) Applicable Loss Percentage
              for current Distribution                2.25%             3.25%
          (c) Cumulative Loss Trigger                   NO                NO
              Event in effect

VIII Pool Information                                 No.            Amount
                                                    ------       ---------------

       (a) Closing Mortgage Loan Principal
           Balance:
          1. Fixed Rate                              8,481       628,210,601.03
          2. Adjustable Rate                         1,677       160,543,362.03

                Total Closing Mortgage Loan
                Principal Balance:                  10,158       788,753,963.06

       (b) Balloon Mortgage Loans
          1. Fixed Rate                                495        36,180,246.95
          2. Adjustable Rate                             0                 0.00

                Total Closing Mortgage Loan
                Principal Balance:                     495        36,180,246.95

       (c) Weighted Average Mortgage Rate:
          1. Fixed Rate                                                   9.767%
          2. Adjustable Rate                                              9.832%

                Total Weighted Average
                Mortgage Rate                                             9.780%

       (d) Weighted Average Net Mortgage Rate:

          1. Fixed Rate                                                   9.256%
          2. Adjustable Rate                                              9.434%

       (e) Weighted Average Remaining Maturity:

          1. Fixed Rate                                                  279.08
          2. Adjustable Rate                                             334.81

       (f) Weighted Average Original Maturity:

          1. Fixed Rate                                                  313.00
          2. Adjustable Rate                                             359.00

IX  Delinquency Information                       No.       %         Amount
                                               -------    -----   -------------
    A. Fixed Rate Mortgage Loans:

       (a)  Delinquent Contracts:

            1. 31 - 59 Day Accounts              564      5.64%   35,426,969.74
            2. 60 - 89 Day Accounts              167      1.89%   11,872,199.88
            3. 90+  Day Accounts                 256      2.77%   17,381,138.89

       (b)  Mortgage Loans - In Foreclosure      137      1.66%   10,442,435.07

       (c)  REO Property Accounts                 20      0.20%    1,245,881.14

    B. Adjustable Rate Mortgage Loans:

       (a)  Delinquent Contracts:

            1. 31 - 59 Day Accounts              156      8.38%   13,461,006.49
            2. 60 - 89 Day Accounts               63      3.11%    4,988,873.52
            3. 90+  Day Accounts                  86      4.34%    6,969,746.21

       (b)  Mortgage Loans - In Foreclosure       54      2.80%    4,495,337.12

       (c)  REO Property Accounts                 10      0.66%    1,052,474.56

    C. Total For All Mortgage Loans

       (a)  Delinquent Contracts:

            1.    31 - 59 Day Accounts           720      6.20%   48,887,976.23
            2.    60 - 89 Day Accounts           230      2.14%   16,861,073.40
            3.    90+  Day Accounts              342      3.09%   24,350,885.10

       (b)  Mortgage Loans - In Foreclosure      191      1.89%   14,937,772.19

       (c)  REO Property Accounts                 30      0.29%    2,298,355.70

X   Realized Losses                               No.                   Amount
                                               -------              -----------

    1. (a)  Gross Realized Losses during
            the period                                   1            29,432.93

       (b)  Realized Losses during the period
            1. Group I                                                29,432.93
            2. Group II                                                    0.00
                                                                     ----------
                Total                                                 29,432.93

       (c)  Cumulative Gross Realized Losses             6           663,272.45

       (d)  Cumulative Realized Losses
            1. Group I                                               199,868.75
            2. Group II                                                    0.00

                Total                                                199,868.75

       (e)  Cumulative Applied Realized Losses

              i. Class B-4                                                 0.00
             ii. Class B-3                                                 0.00
            iii. Class B-2                                                 0.00
             iv. Class B-1                                                 0.00
              v. Class M-2                                                 0.00
             vi. Class M-1                                                 0.00

XI  Miscellaneous Information

    1. (a) Monthly Master Servicer Fee

              i. Monthly Servicing Fee                               341,174.65
             ii. Mortgage Fees                                       260,445.63
            iii. Mortgage Insurance Premium
                 Reimbursement                                        99,479.78
             iv. Certificate Account Investment
                 Earnings                                                  0.00

       (b)  Amount of prior unpaid Master
            Servicing Fees paid with this
            distribution                                                   0.00

       (c)  Total Master Servicing Fees paid
            with this distribution                                   701,100.06

       (d)  Amount of unpaid Master Servicing
            Fees as of this distribution                                   0.00

    2. (a)  Opening Master Servicer Advance
            Balance                                                7,584,009.48

       (b)  Current Advance (exclusive of
            Compensating Interest)                                 1,375,241.03

       (c)  Reimbursement of prior Master
            Servicer Advances                                       (483,844.20)
                                                                   ------------
       (d)  Ending Master Servicer Advance
            Balance                                                8,475,406.31

    3. Current period Compensating Interest                            6,561.23

    4. (a)  Stepdown Date in effect ?                                        NO
                                                                   ------------